UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2013
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(Address of principal executive offices and zip code)

(405) 600-0711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 13e-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03.	BANKRUPTCY OR RECEIVERSHIP

On April 1, 2013, GMX Resources Inc. (the “Company”) filed a voluntary petition (In re: GMX Resources Inc., Debtor, Case No.13-11456) for reorganization under chapter 11 of title 11 of the U.S. Code in the Bankruptcy Court for the Western District of Oklahoma (the “Bankruptcy Court”). In its petition, the Company is pursuing an asset purchase agreement with certain holders of its Senior Secured Notes due 2017 (the “Senior Secured Notes”). Two of the Company’s subsidiaries, Diamond Blue Drilling Co. and Endeavor Pipeline Inc. have also filed related petitions with the Bankruptcy Court (Case Nos. 13-11457 and 13-11458, respectively). The Company’s joint venture, Endeavor Gathering LLC, in which the Company owns a 60% membership interest, is not included in the filings.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
The information set forth in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this item. The bankruptcy filing described above constitutes an event of default or otherwise triggered or may trigger repayment obligations under a number of instruments and agreements relating to direct financial obligations of the Company (the “Accelerated Financial Obligations”). The Accelerated Financial Obligations include:

•
Indenture, dated as of October 28, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, as amended and supplemented by the First Supplemental Indenture thereto dated October 28, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the Company’s 4.50% Convertible Senior Notes due May 2015. As of March 29, 2013, there was outstanding $48,296,000 aggregate principal amount of the Company’s 4.50% Convertible Senior Notes due 2015.

•
Indenture, dated as of February 9, 2011, among the Company, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, as amended and supplemented by the First Supplemental Indenture thereto, dated as of December 19, 2011, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the Company’s 11.375% Senior Notes due 2019. As of March 29, 2013, there was outstanding $1,970,000 aggregate principal amount of the Company’s 11.375% Senior Notes due 2019.

•
Indenture, dated as of December 19, 2011, among the Company, the guarantors party thereto and U.S. Bank National Association, as Trustee and Collateral Agent, relating to the Company’s Senior Secured Notes Series A due 2017, as amended and supplemented by the First Supplemental Indenture thereto, dated as of December 7, 2012, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee and Collateral Agent, relating to the Company’s Senior Secured Notes Series B due 2019. As of March 29, 2013, there was outstanding $294,340,000 aggregate principal amount of the Company’s Senior Secured Notes Series A due 2017 and $30,000,000 aggregate principal amount of the Company’s Senior Secured Notes Series B due 2017.

•
Indenture, dated as of September 19, 2012, between the Company and U.S. Bank National Association, as Trustee and Collateral Agent. , relating to the Company’s Senior Secured Second-Priority Notes due 2018. As of March 29, 2013, there was outstanding $51,458,000 aggregate principal amount of the Company’s Senior Secured Second-Priority Notes due 2018.

The Company believes that any efforts to enforce the payment or other obligations under these Accelerated Financial Obligations and other instruments and agreements are stayed as a result of the bankruptcy filing.

ITEM 8.01	OTHER EVENTS
On April 1, 2013, the Company issued a press release announcing the events described above in Item 1.03. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit
Number        Description

99.1         Press Release dated April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: April 1, 2013	By: Name: Title:	/s/ James A. Merrill James A. Merrill Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number        Description

99.1         Press Release dated April 1, 2013.